Exhibit 99.5
CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
ACIES ACQUISITION CORP.
I.   PURPOSE OF THE COMMITTEE
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Acies Acquisition Corp., a Cayman Islands exempted company (the “Company”) is to oversee the financial controls over assets and transactions, the accounting, and the financial reporting processes of the Company and the audits of the financial statements of the Company.
II.   COMPOSITION OF THE COMMITTEE
The Committee shall consist of three or more independent directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market LLC (“NASDAQ”), and any additional requirements that the Board deems appropriate.
The chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairman, the members of the Committee, by a majority vote, may designate a chairman.
Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.
Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the United States Securities and Exchange Commission (“SEC”) pursuant to the United States Sarbanes-Oxley Act of 2002 (the “Act”).
III.   MEETINGS OF THE COMMITTEE
The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of the Company’s management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.
The Committee shall maintain minutes of its meetings and records relating to those meetings. The provisions of the Articles of Association of the Company (as amended from time to time) relating to meetings of the Board shall apply equally to meetings of the Committee unless otherwise stated herein.
IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE
In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible so that it may be in a position to best address, react or respond to changing circumstances or conditions.
The following duties and responsibilities are within the authority of the Committee, and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASDAQ, or any other applicable regulatory authority:
Selection, Evaluation, and Oversight of the Auditors
(a)
Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);
(b)
Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non- audit engagements and relationships between the Company and such independent auditors;

(c)
Review the performance of the Company’s independent auditors and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d)
Evaluate the independence of the Company’s independent auditors by, among other things:

(i)
obtaining and reviewing from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1;

(ii)
obtaining and reviewing a formal written report from the Company’s independent auditors (a) describing such firm’s internal quality control procedures, (b) describing any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues, and (c) assessing such firm’s independence, including delineating all relationships and engagements that may reasonably be thought to bear on the independence of the auditors, including those between the auditors and the Company. The Committee shall discuss this report with the Company’s independent auditors and shall take appropriate action to ensure the independence of the independent auditors and to address any other matters based on such report.

(iii)
taking, or recommending that the Board take, appropriate action to oversee the independence of the Company’s independent auditors;

(iv)
monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(v)
verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; and

(vi)
engaging in a dialogue with the Company’s independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

Oversight of Annual Audit and Quarterly Reviews
(a)
Review, discuss and approve the annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(b)
Review with management and the Company’s independent auditors the following information which is required to be reported by the independent auditors:

(i)
all critical accounting policies and practices to be used;

(ii)
all alternative treatments of financial information that have been discussed by the Company’s independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)
all other material written communications between the Company’s independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)
any material financial arrangements of the Company which do not appear on the financial statements of the Company; and

(c)
Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting.

Oversight of Financial Reporting Process and Internal Controls
(a)
Review the adequacy and effectiveness of the Company’s accounting and the Company’s internal control policies and procedures on a regular basis through inquiry and discussions with the Company’s independent auditors and management;

(b)
Review with the Co-Chief Executive Officers and independent auditors, periodically, the following:

(i)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii)
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(c)
Discuss guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(d)
Receive periodic reports from the Company’s independent auditors and management to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(e)
Review and discuss with the Company’s independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;

(f)
Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis; and,

(g)
Discuss with management of the Company and the Company’s independent auditors and, prior to issuance, review and approve the Company’s earnings releases, including the financial information, use of any “pro forma” or “adjusted” information not in accordance with generally accepted guidelines, and earnings guidance (if such is provided) to be disclosed in such releases. The Committee shall also discuss with management of the Company’s other significant financial information to be provided to analyst or rating agencies.

Miscellaneous
(a)
Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

(b)
Meet periodically with outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company;

(c)
Review, approve and sign the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

(d)
Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;
(e)
Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family;

(f)
Review the Company’s program to monitor compliance with the Company’s Code of Ethics, and meet periodically with the Company’s Nominating and Corporate Governance Committee to discuss compliance with the Code of Ethics;

(g)
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(h)
Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company, or reports made by the Company’s Co-Chief Executive Officers in relation thereto;

(i)
Approve policies and procedures for reimbursement of expenses incurred by management in connection with certain activities conducted on the Company’s behalf, such as identifying potential target businesses;

(j)
Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(k)
Review with management, the Company’s independent auditors, and the Company’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

(l)
Review and assess the adequacy of this Charter as appropriate;

(m)
Review on a quarterly basis all payments made to the Company’s sponsor, officers or directors, or the Company’s or their affiliates; and

(n)
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.   INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS
The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.
* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.
Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable U.S. federal or state law and under applicable law of the Cayman Islands.